UNITED  STATES
                      SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON,  D.C.  20549

                                  FORM  SB-2/A


         REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933

                                (AMENDMENT NO. 8)

                                    Reese Corp.
-------------------------------------------------------------------------------
              (Name  of  small  business  issuer  in  its  charter)

     Nevada                           4899                       98-0409895
     ------                           ----                       ----------
State or jurisdiction of         (Primary Standard           (I.R.S. Employer
incorporation or organization)    Industrial Code)          Identification  No.)


           Suite  1219,  1450  Chestnut Street, Vancouver, BC V6J 3K3
--------------------------------------------------------------------------------
      (Address  and  telephone  number  of  principal  executive  offices)

           Suite  1219,  1450  Chestnut Street, Vancouver, BC V6J  3K3
--------------------------------------------------------------------------------
 (Address  of  principal  place  of  business  or intended  principal  place  of business)

             Val-U-Corp Services, Inc., 1802 N. Carson Street, Ste 212,
             ----------------------------------------------------------
                              Carson City, NV 89701
                              ---------------------

        (Name,  address  and  telephone  number  of  agent  for  service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check


the  following  box:   |XX|

If  this  Form  is  filed  to  register  additional  securities  for  an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|   _______________________________

If  this  Form  is  a  post-effective  amendment  filed  pursuant  to  Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__| ______________________

If  this  Form  is  a  post-effective  amendment  filed  pursuant  to  Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.   |__|  ____________________

If  delivery  of  the  prospectus  is  expected  to  be  made  pursuant  to Rule
434,  check  the  following  box.   |__|

                 CALCULATION  OF  REGISTRATION  FEE
----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED     PROPOSED
CLASS OF                        MAXIMUM      MAXIMUM
SECURITIES                      OFFERING     AGGREGATE      AMOUNT  OF
TO BE         AMOUNT TO BE      PRICE PER    OFFERING       REGISTRATION
REGISTERED    REGISTERED        SHARE        PRICE          FEE
----------------------------------------------------------------------
Common  Stock  6,097,650  shares  $0.20     $1,219,530      $154.51
----------------------------------------------------------------------


(1)  This  price  was  arbitrarily  determined  by  Reese  Corp.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the

Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                          Copies of Communications to:
                               Gary  Henrie,  Esq.
                           10616  Eagle  Nest  Street
                             Las  Vegas,  NV  89141
                               Fax:  702.263.8102

                                   PROSPECTUS

                                   REESE CORP.


                                6,097,650 SHARES
                                  COMMON STOCK
                                ----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. This offering will terminate on _____________, that date being 20 months after the date of this prospectus. We have set an offering price for these securities of $0.20 per share. If our common stock becomes quoted on the OTC Bulletin Board, the offering price for these securities will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. Though we intend to make application for listing, we cannot assure investors that our common stock will become quoted on the OTCBB.

           Offering Price    Commissions    Proceeds to Selling Shareholders
                                            Before Expenses and Commissions
Per Share  $          0.20  Not Applicable  $          0.20

Total . .  $     1,219,530  Not Applicable  $     1,219,530

Our  common  stock is presently not traded on any market or securities exchange.

                                ----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 5 - 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------


           THE DATE OF THIS PROSPECTUS IS: __________________________

                                 TABLE OF CONTENTS

                                                                   PAGE


Summary
Description  of  the  Business                                       4
Risk Factors                                                         6
Use of Proceeds                                                      8
Determination of Offering Price                                      8
Dilution                                                             9
Selling Shareholders                                                 9
Plan of Distribution                                                10
Legal Proceedings                                                   11
Directors, Executive Officers, Promoters and Control Persons        12
Security Ownership of Certain Beneficial Owners and Management      14
Description of Securities                                           15
Interest of Named Experts and Counsel                               16
Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities                                         17
Description of Business                                             17
Plan of Operations                                                  22
Description of Property                                             25
Certain Relationships and Related Transactions                      25
Market for Common Equity and Related Stockholder Matters            26
Executive Compensation                                              29
Financial Statements                                                30
Changes in and Disagreements with Accountants                       43
Available Information                                               43

                                     SUMMARY

REESE  CORP.

DESCRIPTION  OF  THE  BUSINESS

We were incorporated on November 20, 2002 under the laws of the state of Nevada. Our principal offices are located at Suite 1219, 1450 Chestnut Street, Vancouver, BC V6J 3K3. Our Phone number is 604-221-4988.

Reese Corp. through its subsidiary Oasis Wireless ("Oasis") provides secure high speed wireless internet access to the public via public hot spots. A hot spot is a location that is typically positioned in an area of high public traffic such as a downtown core; train, bus, ferry, or subway locations; hotel lobbies; coffee shops and similar venues. A subscriber can access the internet with his or her wireless device when located at one of these hot spots. This is a prepaid service and the subscriber has a choice of paying with a credit card online through a secure server or with a pre-paid card with an access code. The later method is more convenient for the user. These cards are made available to the hot spot venue for sale to their customers. Oasis owns a proprietary access solution that consists of an access point which is located at a venue and software hosted at our server which handles billing, security, authentication and merchant account services. The hardware device communicates with the end users' laptop or PDA with a wireless protocol commonly known as Wi-Fi. The end users' wireless device must be equipped with the appropriate Wi-Fi network interface cards. This is a card that fits in a slot in a laptop or other device and allows the user to actually communicate with our server and use the service.

Our operations and the operations of our subsidiary Oasis are extremely limited at this point. Oasis installed working hot spots in a cafe called "Pane from Heaven" and at the Jericho sailing club in Vancouver. Neither we nor our subsidiary Oasis have generated any revenues from the two hot spots that we control currently. Oasis has finalized arrangements with Blenz Coffee to set up one test site at a Blenz Coffee location for the WiFi service. We continue to negotiate with Blenz Coffee for the right to establish sites at their other 35 locations in the Vancouver Lower Mainland. Our business operations are limited at this point and there is no assurances whatsoever that our business plan will advance from this point or make any revenue at all.

Oasis can also offer customized web pages and steer location specific content to users' browsers as part of an advertising strategy of a particular venue where the service is located. Oasis can also offer customize web pages and steer location specific content to users' browsers as part of an advertising strategy of a particular venue where the service is located. Our hardware will also be able to support web camera applications for security purposes. None of these potential services are being deployed at the present time.

THE OFFERING

Securities Being Offered

Up to 6,097,650 shares of our common stock.

Offering Price

The offering price of the common stock is $0.20 per share.

Alternative Plan of Distribution

We intend to apply to the NASDAQ Over-The-Counter Bulletin Board (the "OTCBB") to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders. Investors should remember, however, that a market for the stock may never develop.

Minimum Number of Shares
To Be Sold in This Offering

None.


Securities Issued
And to be Issued

13,297,650 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

Balance Sheet Summary as of September 30, 2004
----------------------------------------------

Cash                                        $    8,299
Total Assets                                $    8,299
Liabilities                                 $   84,454
Total Stockholders' Deficit                 $  (76,155)

Statement of Operations Summary from Inception through September 30, 2004
-------------------------------------------------------------------------

Revenue for three months ended
   September 30, 2004                       $      442
Revenue since inception on
   November 20, 2002 to September 30, 2004  $    1,007

Net Loss for the three month period ended
   September 30, 2004                       $  (32,534)
Net loss since inception on
  November 20, 2002 to September 30, 2004   $ (160,816)


Balance Sheet Summary as of June 30, 2004
-----------------------------------------

Cash                                        $    4,126
Total Assets                                $    6,064
Liabilities                                 $   58,169
Total Stockholders' Deficit                 $  (52,105)

Statement of Operations Summary from Inception through June 30, 2004
--------------------------------------------------------------------

Revenue                                     $      565
Net Loss for the year ended June 30, 2004   $  (80,605)
Net loss since inception on
  November 20, 2002 to June 30, 2004        $ (128,282)


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL AND AN INVESTOR IN THE COMPANY COULD LOSE ALL OF THEIR INVESTMENT IN REESE CORP.

As of September 30, 2004, we had $8,299 in cash on hand. We do not have sufficient cash to sustain our current operations. We project that we need to raise $350,000 in order to execute our business plan over the next 12 months. We currently do not have any arrangements for financing and we may not be able to obtain financing. With limited funds we may be unable to sustain our business operations and an already existing investor could lose 100% of their investment in this case.

OUR SHORT OPERATING HISTORY MAKES OUR BUSINESS DIFFICULT TO EVALUATE IN TERMS OF PREDICTING OUR ABILITY TO BECOME SUCCESSFUL THEREBY GIVING SUBSTANTIAL RISK TO ANY INVESTMENT IN OASIS.

We are currently trying to expand our coverage in the greater Vancouver area. However, we have a limited operating history upon which to base an evaluation of our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, we must successfully implement our business plan and marketing strategies. We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter.

WE DEPEND ON ROBERT LEPAGE WHOM WE MAY NOT BE ABLE TO RETAIN IN THE LONG RUN AND SHOULD WE LOSE MR. LEPAGE, IT IS ALMOST CERTAIN WE WILL NOT SUCCEED AND AN INVESTOR WILL LOSE THEIR ENTIRE INVESTMENT.

Mr. Boris Machula does not have adequate personal expertise with respect to wireless internet access. Accordingly, we rely on the training of Robert Lepage to run and oversee the technical side of our business. Mr. Lepage works full time for Oasis spending six to eight hours per day on company matters. Due to the competitive nature of our industry we may not be able to retain the services of Mr. Lepage. In such event, we could not prosecute our business plan unless we can replace them. It is uncertain whether we would be able to do so. In addition, we have no key-man life insurance on Mr. Lepage. An investor could lose 100% of their investment in the event Mr. Lepage were to depart from the company.

BECAUSE OUR PRESIDENT, MR. MACHULA OWNS 54.1% OF OUR OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT CORPORATE DECISIONS INFLUENCED BY MR. MACHULA ARE INCONSISTENT WITH THE BEST INTERESTS OF OTHER STOCKHOLDERS.

Mr. Machula is our president and director. He owns approximately 54.1% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters. The interests of Mr. Machula may differ from the interests of the other stockholders. For example, factors which could cause the interests of Mr. Machula to differ from the interest of other stockholders include his ability to devote the time required to run a developing company, or a decision to sell his personal stock holdings at a time when it is not in the best interest of Reese Corp. to do so. At the present time, Mr. Machula spends approximately four hours per day on our business affairs.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

A market for our common stock may never develop. We currently plan to apply for a listing of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the OTCBB or, if traded, a public market may not materialize. If our common stock is not traded on the OTCBB or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

OUR INDEPENDENT AUDITOR'S BELIEVE THERE IS SUBSTANTIAL DOUBT THAT WE CAN CONTINUE AS A GOING CONCERN WHICH, IF TRUE, RAISES SUBSTANTIAL DOUBT THAT A PURCHASER OF OUR COMMON STOCK WILL RECEIVE A RETURN ON HIS OR HER INVESTMENT.

If we are not able to continue as a going concern it is likely any holder of our common stock will lose his or her investment in that stock.

WE HAVE ATTAINED NO REVENUE TO DATE AND THERE CAN BE NO ASSURANCE THAT WE WILL EVER ACHIEVE REVENUES, IN WHICH EVENT ANY INVESTOR IN REESE CORP. WILL LOSE HER OR HIS INVESTMENT.

Not only have we not generated any revenue to date, there is no sign at this point that we will ever earn revenue or be profitable in the future.

TECHNOLOGY CHANGES COULD PUT FURTHER IMMEDIATE CAPITAL REQUIREMENTS UPON US AND PUT PRESSURE ON OUR ALREADY WEAK FINANCIAL POSITION, THEREBY PUTTING THE INVESTOR AT RISK OF LOSING ALL OF THEIR FUNDS DUE TO OUR BECOMING ILLIQUID.

The Wi-Fi technology is still evolving and it is possible that a new frequency could be adopted by the greater Wi-Fi user community. This would cause us and Oasis to have to upgrade our servers and other peripherals to stay in sync with the standards for WiFi use. Considering the cost of this equipment, this could put further financial pressure on us.

OUR SOFTWARE APPLICATIONS COULD INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS SUBJECTING US TO LIABILITY AND OUR INVESTORS TO A LOSS OF THEIR INVESTMENTS.

We do not hold any patent rights on our software applications. Accordingly, there can be no assurance that our software applications do not infringe on the patent or other intellectual property rights of others. In the event we have infringed on the rights of others and such rights are ever enforced, any profits realized by us during a time of infringement could be subject to being confiscated by the party or parties holding such rights putting us in significant jeopardy financially. The realization of any such events would likely result in our investors losing part of all of their investments.

FORWARD-LOOKING  STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.


USE  OF  PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


DETERMINATION  OF  OFFERING  PRICE

The $0.20 per share offering price of our common stock was arbitrarily chosen. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the OTCBB for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.


DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


SELLING  SHAREHOLDERS

The selling shareholders named in this prospectus are offering 6,097,650 shares of common stock. The following table provides as of September 30, 2004, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4. the percentage owned by each following the offering.


                                  TOTAL NUMBER               PER CENT
                                   OF SHARES    TOTAL SHARES  OWNED
                                     TO BE      TO BE OWNED   UPON
                    SHARES OWNED  OFFERED FOR      UPON     COMPLETE-
                      PRIOR TO      SELLING     COMPLETION   ION OF
       NAME             THIS      SHAREHOLDERS   OF THIS      THIS
 OF SHAREHOLDER       OFFERING      ACCOUNT      OFFERING   OFFERING
------------------  ------------  ------------  ----------  --------
Murray Blewitt. . . .  450,000     450,000       -0-         0.0%
Kelly Boechler. . . .  375,000     375,000       -0-         0.0%
Julie Boechler. . . .  300,000     300,000       -0-         0.0%
Kendall Clemas. . . .    2,000       2,000       -0-         0.0%
Richard Clemas. . . .    2,000       2,000       -0-         0.0%
Stanley Davis . . . .    1,200       1,200       -0-         0.0%
Brian Del Signore . .    1,000       1,000       -0-         0.0%
Ernest Del Signore. .    1,200       1,200       -0-         0.0%
Shauna Doersam. . . .  300,000     300,000       -0-         0.0%
Galen Evans . . . . .  450,000     450,000       -0-         0.0%
Evgenia Faifel. . . .  300,000     300,000       -0-         0.0%
John Gordon . . . . .    1,200       1,200       -0-         0.0%
Michelle Gordon . . .      800         800       -0-         0.0%
Dezso J. Linbrunner .    1,200       1,200       -0-         0.0%
Annette Linbrunner. .      750         750       -0-         0.0%
Steve Livingston. . .  450,000     450,000       -0-         0.0%
Christie McGillivary.  480,000     480,000       -0-         0.0%
Walter  Majewski. . .    1,200       1,200       -0-         0.0%
Francis Majewski. . .    1,200       1,200       -0-         0.0%
Paul Myring . . . . .  450,000     450,000       -0-         0.0%
Hai Nguyen. . . . . .  360,000     360,000       -0-         0.0%
Julie Panneton. . . .    1,000       1,000       -0-         0.0%
Richard Radford . . .    1,250       1,250       -0-         0.0%
Lynne Radford . . . .    1,250       1,250       -0-         0.0%
Viktoria Roudnitskaia  450,000     450,000       -0-         0.0%
Dale Severson . . . .    1,200       1,200       -0-         0.0%
Amy Severson. . . . .    1,200       1,200       -0-         0.0%
Steve Toban . . . . .  510,000     510,000       -0-         0.0%
Svetlana Tompkins . .    1,000       1,000       -0-         0.0%
James Walker. . . . .    1,200       1,200       -0-         0.0%
Shelley Walker. . . .  420,000     420,000       -0-         0.0%
Georgina Wallace. . .  360,000     360,000       -0-         0.0%
Carl Whiteside. . . .  420,000     420,000       -0-         0.0%
Warren Willmeng . . .      800         800       -0-         0.0%

The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

None  of  the  selling  shareholders  or  their  beneficial  owners:

- have had a material relationship with us other than as a shareholder at any time within the past three years; or

- have ever been an officer or directors of the company or any of our predecessors or affiliates within the past three years.


                              PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling shareholders to sell their shares on a continuous or delayed basis for a period of twenty months. We have advised the selling shareholders that they shall only be permitted to sell their shares in jurisdictions where it is lawful to sell such securities. Thus, the selling shareholders will be permitted to sell their shares in foreign countries if they comply with all rules and regulations of that particular jurisdiction. Additionally, the selling shareholders shall be permitted to sell their shares in the United States only upon this registration statement becoming effective. Furthermore, the selling shareholders' selling efforts shall be limited to unsolicited brokerage transactions that comply with the provisions of Regulation M.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2. In privately negotiated transactions;
3. In short sales; or
4. In any combination of these methods of distribution.

The sales price to the public is fixed at $0.20 per share until such time as the shares of our common stock become traded on the OTCBB or another exchange. Although we intend to apply for trading of our common stock on the OTCBB, public trading of our common stock may never materialize. If our common stock becomes traded on the OTCBB or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1. The market price of our common stock prevailing at the time of sale;
2. A price related to such prevailing market price of our common stock; or
3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders whose shares are being registered under this prospectus and registration statement may choose not to sell their shares.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                LEGAL PROCEEDINGS

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Val-U-Corp Services, Inc., 1802 N. Carson Street, Suite 212, Carson City, Nevada 89701.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

OFFICERS AND DIRECTORS

The following is information regarding our officers and director:

Name  of  Director
and  Officers               Age
----------------------     -----
Boris Machula               38          President, CEO, Secretary,
                                        Treasurer  and  Director

Robert M. Lepage            44          President of Subsidiary (Oasis
                                        Wireless, Inc)

BORIS  MACHULA

Mr. Machula has a Business Management Diploma from Langara College. He has also spent time in the Microsoft Certified Systems Engineering program but did not finish the course. He has spent a significant amount of time building computer networks through the years as a hobby and generally understands many technologies well. Prior to becoming involved in Reese Corp. Mr. Machula earned his living as a private investor.

DUTIES

Mr. Machula is responsible for finding financing for us and also handles most of our day to day matters as they relate to paying bills and other mundane details. He is also responsible for organizing information for this Form SB-2, which more specifically would be accounting and legal matters. Mr. Machula has also jointly  been  involved  in  maintaining  the  website  for  Oasis.

Mr. Machula has to this point been a lender of last resort to us although there is no assurance that this will continue in the future.

TIME WITH COMPANY

November, 2002 until present.

ROBERT  M.  LEPAGE

Mr. Lepage has been involved in the Canadian wireless industry for over 15 years.

COMPANY
He started in Toronto at Bell Cellular (now Bell Mobility) in 1987 in the RF engineering group. Bell Mobility among other things provides cellular service to consumer and corporate clients.
TITLE  AND  DUTIES
Mr. Lepage was an RF Analyst(Radio Frequency Analyst) at Bell. His primary focus was cellular network performance and he was instrumental in maintaining network integrity as the early analog system evolved into a comprehensive network serving millions of subscribers.
TIME  WITH  THE  COMPANY
Mr.  Lepage  was  at  Bell  from  June,  1987  to  April,  1990

COMPANY
Bell  Northern  Research.    Bell  Northern  Research  was  a subsidiary of Bell
Telephone and was involved in cellular telephone development and research. TITLE AND DUTIES
Cellular Signal Researcher. In 1990-1991 he transferred to the Bell Northern Research labs in Richardson Texas where he developed an IS-54 test bed for the first generation TDMA hardware platform. More simply, he was advancing cellular hardware technology.
TIME WITH THE COMPANY
July, 1990 to November 1991.

Upon his return to Toronto in 1992, he continued on with Bell Mobility and was involved with the verification of the first TDMA (type of signal used for cellular phones) roll-out on an active network, and continued to design expansion areas of the growing Ontario cellular network. He did this work until April of 1997.

COMPANY
Clearnet PCS Inc. Clearnet was a cellular phone service provider before it was acquired by Telus.
TITLE AND DUTIES
Radio Frequency Analyst. In 1997 Robert moved to Vancouver, B.C. and continued RF Engineering activities with Clearnet PCS Inc. He was responsible for the RF design of Clearnet's CDMA network in several key markets including, Vancouver, Calgary and Victoria, and managed the Clearnet RF engineering team just prior to his resignation in 2001.
TIME WITH THE COMPANY
May,  1997  to  September  2001

COMPANY
Nortel Networks. Supplies among many other things cellular site equipment. TITLE AND DUTIES
RF Consultant. In 2001, Robert took on a consulting role to Nortel Networks where he planned and designed the Vancouver and Victoria areas of the Bell
Mobility  CDMA  1X  ready  network  in  British  Columbia.
TIME  WITH  THE  COMPANY
February,  2001  to  July  2002

COMPANY
Oasis Wireless. Provides Wifi (Wireless internet and email access at high traffic locations) service to prospective users.
TITLE  AND  DUTIES
President, Oasis. Mr. Lepages duties entail handling all issues related to the Wi-Fi technology used in hot spots locations. Mr. Lepage has installed the technology and has the ability to service it as well. He also planned the website and oversaw its implementation from the interface to the billing system. Mr. Lepage has also been our marketing person and for Oasis. He recently negotiated the Blenz Coffee test hot spot location (Robson Street location, Vancouver) which should be installed by September 2004. There is no guarantee in writing that this test location will be installed by then or ever. TIME WITH THE COMPANY
November, 2002 until currently

Mr. Lepage has a Bachelor of Technology and recently completed the Management Systems in Advanced Technology program at Simon Fraser University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table states certain information concerning the number of shares of our common stock owned beneficially as of November 24, 2004 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. The shareholder listed possesses sole voting and investment power with respect to the shares shown.

                                Name  and  address     Number  of  Shares  Percentage  of
Title of class                  of beneficial owner      of Common Stock   Common Stock (1)
Common Stock. . . . . . . .  Boris Macula                7,200,000 shares             54.1%
                             Director and President
                             2534 MacDonald St.
                             Vancouver, B.C.
V6K 3Z2


Common Stock. . . . . . . .  All Officers and Directors  7,200,000 shares             54.1%
                             as a Group (one person)

(1)
The percent of class is based on 13,297,650 shares of common stock issued and outstanding as of November 24, 2004.

The person named above has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.


                            DESCRIPTION OF SECURITIES
GENERAL

Our authorized capital stock consists of 300,000,000 shares of common stock, with a par value of $0.001 per share. As of August 31, 2004, there were 13,297,650 shares of our common stock issued and outstanding that are held by 35 stockholders of record.

COMMON  STOCK

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Holders of our common stock will possess all voting power unless the law, or a resolution is adopted by our board, provides otherwise with regard to preferred stock. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available for that purpose. In the event of liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

DIVIDEND  POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE  PURCHASE  WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE  SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.


INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gary Henrie, Attorney at law, our independent legal counsel, has provided an opinion on the validity of our common stock.

Williams & Webster, P.S., independent public accountants from Spokane, Washington, have audited our financial statements for the fiscal year ended June 30, 2003. Williams & Webster, P.S. has presented their report with respect to our audited financial statements for that period. The report of Williams & Webster, P.S. is included in reliance upon their authority as experts in accounting and auditing.

Amisano Hanson, independent public accountants from Vancouver, British Columbia, Canada, have audited our financial statements for the fiscal year ended June 30, 2004. Amisano Hanson has presented their report with respect to our audited financial statements for that period. The report of Amisano Hanson is included in reliance upon their authority as experts in accounting and auditing.


DISCLOSURE  OF  COMMISSION  POSITION  OF  INDEMNIFICATION
FOR  SECURITIES  ACT  LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


DESCRIPTION  OF  BUSINESS

HISTORY

We were incorporated in the state of Nevada on November 20, 2002 under the name Reese Corp. In April, 2003, we determined to take steps to develop our current business operations by acquiring Oasis Wireless of Vancouver, BC, Canada. Oasis was acquired for nominal consideration with the understanding that Robert M. Lepage could continue to work for Oasis and develop his vision for that company. The description of our business in this prospectus is the description of our business as it was created originally by Oasis and as we continue to operate through Oasis as our wholly owned subsidiary. We have no business operations other than those conducted through Oasis. While we do not have any renting, leasing or profit sharing agreements with our current hot spot locations, we may in the future enter into an agreement with our current or future hot spot locations. Our thin client computer is a non-obtrusive installment in their business place. We believe that this service is beneficial because it allows the customers to utilize their PDA or laptop computers while consuming the products at the hot spot locations.

Oasis originally entered into a non exclusive open ended arrangement where we would have access to back office software and internet access gateway hardware. A company called Fatport supplied us with this software. This was achieved through a licensing process where we paid monthly fees for the use of their infrastructure. This provided us with the ability to quickly deploy our own Wi-Fi hot spot locations using our own branding and logo. FatPort's business model was built around licensing their proprietary hardware/software solution to other potential wireless internet service providers in the same geographic area. We withdrew from this arrangement after two months when it was evident that the arrangement was not in the best interest of our future goals and growth as it was going to be too expensive for us. The separation between the two businesses was amicable.

OPERATIONS

Our business plan calls for the on-going development of the hot spot or Wi-Fi service offering. This will involve operations primarily in the areas of business development, marketing and sales. Secondary efforts will be concentrated on providing customized value added services on to the existing hardware platform when customers' requests and financial resources allow. Our current offering consists of an access point/thin client computer located at each venue and our proprietary back office software which handles security, billing and authentication. Two thin client computers have been installed in the greater Vancouver area in hot spots. Pane from Heaven is one access point and the other one in Vancouver is the Jericho Sailing Club.

A thin client computer is a generic term which refers to a computer that has a basic operating system but relies on a separate server for running the bulk of its data processing. In our configuration the thin client is the access point which is physically located at a hotspot location. The access point is connected to the remote server via an internet connection.

Hot  spot  location  #1  is  located  at:

JERICHO  COMMUNITY  SAILING  CENTRE
The  Galley  Restaurant
1300  Discovery  Rd.
Vancouver  B.C.
In  service  since  July  2003.

Hot  spot  Location  #2  is  located  at:

PANE  FROM  HEAVEN  COFFEE  AND  FOOD
1624  Cypress  St.
Vancouver,  B.C.
In  service  since  October  2003.


The thin client computer is owned by Oasis and is allowed to be installed in the place of business. No agreements were used for this arrangement other than verbal ones asking to do so. Any revenues generated from these locations is paid to Oasis only.

To  open  up  an  account,  our  end  users agree be bound by a Customer Service
Agreement. This agreement details the operation of the account, billing and payment procedures and explains the acceptable uses of our services. It also contains language limiting our liability if our services are ever used for wrongful purposes.

We are currently in discussions with a medium size coffee shop franchise company for deployment of a one location test site for our Wi-Fi solution. This company has expressed an interest in a music distribution solution that will allow the maintenance and hassle free operation of background music at each of their locations. Oasis is not involved in intellectual property rights issues when it comes to the provision of multimedia services of any kind and these matters are solely the responsibility of the venue in which we operate. We are by no means a content provider. This test site is expected to be installed in September 2004 but there is no guarantee that this will happen as circumstances could change. We have nothing in writing at this point as far as any kind of contractual agreement is concerned.

For now, marketing has largely consisted of door to door encounters with businesses and phone solicitation carried out by Robert Lepage. On-going marketing initiatives planned will involve local promotional events such as sponsorship of relevant conferences and seminars, university promotions and on-line promotions from our website. Other target clients include franchises, hotels, convention centres, marinas, golf courses, RV parks, and similar venues for our service. Again only two access points have been established at this point.

PRINCIPAL  PRODUCTS  AND  SERVICES

We aspire to provide secure, high speed wireless internet access at public venues. Our service primarily appeals to corporate users/travelers which is a subset of the business segment of the mobile industry. The assumption is that this target market has a desire to work/access internet/email outside of the normal work space. The service has now moved into the consumer market area as public hot spots, residential wireless, and other applications. This technology was developed as an alternative to DSL/cable internet access and wired LAN systems. In the context of the hotspot business model we believe that this service offers a value proposition to venue owners/operators. While our service then is Wi-fi facilitating, it is also a draw to increase customers in the hot spot location for the given business at that location.

In addition to the Wi-Fi service, our hardware platform allows us to deliver multimedia and security services to hot spot locations. It should be noted that Oasis is not involved in any sort of content delivery and any matters related to content delivery and intellectual property rights are matters concerning the venue where the hot spot is housed and the content owner. The access point can serve as a computerized jukebox. In this scenario MP3 files are pre-loaded to each access point via the internet. Enough titles are loaded so that a repetition cycle cannot be noticed. A separate playlist is then downloaded to the access points to tell it which songs to play. The playlist can be altered to change the sequence of the titles. Video files can be downloaded to the access points in a similar manner. Again intellectual property rights regarding this are matters that are to be dealt with by the venue owner and the video clips they would provide to users. In order to offer a security feature for a venue, a webcam can be connected to any access point associated software. This can be used as a security measure in applications where remote monitoring of premises is required. These features create a value add for the proprietor of the venue and the hardware is leveraged for its full functionality instead of use for just the Wi-Fi service. Again we would like to note that these are services we are willing to provide but do not provide in any capacity now.

The concept of playing back music at an Oasis client location (coffee shop, restaurant etc.) leverages the flexibility of the existing Wi-Fi hardware platform by storing MP3 music files on a Wi-Fi access point at a given customer location. The music files are played back automatically from the access point which is connected to an audio system at the same physical location. The music content (MP3's) are purchased by the Oasis client and can be downloaded to a given access point via the internet. In this manner the client has total control of the background music at any or all of the clients' locations that have a Wi-Fi access point deployed. When the client wishes to change the content they can do so at any time from a remote server or computer. The video application would work in the same fashion and the content could be either stored in the access point or streamed from a dedicated server. At this time only the music application is supported.

Qualified crafts people are individuals with Information Technology backgrounds. They are experienced installers and commissioning testers of internet based peripherals such as Wi-Fi access points, bridges, routers and similar devices that are an integral part of networked systems such as this. No more than two individuals would be required for small scale deployments of 100 or less Wi-Fi systems. The installation process typically takes four to five hours which can vary depending upon the physical and technical complexities that may arise.


We do not hold any patents on the software we have paid to have developed. We do own the rights to the code that was written specifically for our wireless application. The party hired to write the code, Darren Fraser of Jammicron Technology Corporation, has released all rights to the code to us.

INDUSTRY  BACKGROUND  AND  STATUS

The following discussion about the Wi-Fi industry appearance and evolution are solely the opinion of Mr. Robert Lepage, the president of Oasis.

The wireless LAN (local area network) industry emerged in 1997 when the Institute of Electrical and Electronic Engineers (IEEE) standardized a wireless frequency range to allow the interconnection of computer networks without wires. The main driver for ratifying this standard was to make deployment of local area networks (LAN's) easier and more cost effective. The techical designation given to the standard is IEEE 802.11. It has a few variants but the most common is 802.11b which is used exclusively for Wi-Fi deployments. At some point the technology started to work its way out of the enterprise environment into the public domain. It became evident that if a company could offer wireless internet access to users in public places it would offer workers a degree of mobility not previously experienced when tethered to a desk. Public hot spots started to emerge as early as 1999 when several US companies started rolling out the service.

Since then economies of scale have dictated lower hardware costs to implement Wi-Fi hot spots and the early adopter market is moving into a more mainstream market. Computer equipment manufacturers such as Dell, Hewlett Packard, Sony and


Toshiba are now producing notebooks and laptops with Wi-Fi capability built in. This is seen by industry analysts as a huge market push. Wi-Fi suppliers are installing the hot spots at all public locations where people are most likely to use the service. Other vertical markets such as hospitality, medicine, law, transportation and recreation are realizing the benefits of wireless internet access. US cellular service providers are also getting into the area and are building their own networks mostly at larger venues such as airports and train stations.

Mr. Lepage has observed that the market is changing to service an audience of a wider demographic background including students, and teenagers. This is a positive move to widening the Wi-fi audience.

MARKETING

As the Wi-fI industry is currently receiving attention from the media, the marketing efforts for the company are being made somewhat easier. The entry into the Wi-Fi space by leading computer and wireless device manufacturers has helped greatly to expose the whole area of wireless internet access and its inherent benefits. This helps to promote the overall industry in which Oasis hopes to be a part.

We plan to market the service on a very local basis through the use of traditional methods. We note however while these marketing plans are intended we have not launched any of these initiatives yet and there is a possibility that we may never be able to do so. Possible marketing initiatives would involve promotional activities and some small print ads in industry publications. We request that our hot spot location partners allow us to post signage at their locations depicting our logo and describing the service offering. We would eventually aim to do wider promotional activities like sponsorship of local technology conferences, seminars and networking events, although our current financial situation does not allow this.

With a limited budget at this point phone solicitation and walk ins have been the market strategy so far utilized in addition to our website which we feel is a powerful marketing tool. Our web address is www.OASISWIRELESS.NET. This website does not constitute a part of the prospectus.

COMPETITION

Competition in the Wi-fi industry in British Columbia comes from two companies. FaTport and Telus Mobility. FaTport is a smaller company with a short history. Telus Mobility is a subsidiary of a well established phone company that has been in British Columbia for decades. Telus Mobility is a well capitalized company.

FatPort is a subsidiary of Ignition Pointa publicly traded company on the Toronto Stock Exchange. As of December 31, 2004, their first fiscal quarter, their total revenue was US$221,285 (Canada wide), a 165% increase over the same quarter in 2003. They lost US$250,117 for the same period. Even though FatPort is not profitable, sales figures demonstrate that it is a growth industry. The revenue numbers were harder to attain from Telus Mobility because their consolidated balance sheet did not reveal Wi-Fi revenues alone.

The incumbent Wi-fi provider in our market, Telus Mobility, has had the luxury of establishing agreements with most of the prime locations in the downtown core. They also created a re-seller program so that any one with minimal capital could enter the space with their own brand and try to establish a venue base. We have not seen any of these competitors emerge however.

TECHNOLOGY

Access  Point

Oasis uses the established IEEE 802.11b wireless air interface protocol to connect potential end users to our access points. The connection is established with a Network Interface Card, (NIC) which plugs into the PCMCIA slot of a notebook or laptop computer. A Network Interface Card is a card that when inserted in the slot referred to allows the computer or device to communicate within this certain frequency used for Wi-Fi. Newer computers have this functionality integrated into the computer body. Our access point is a small off the shelf thin client computer. It has audio and video capabilities and an ethernet port to connect to the internet. It also uses a 802.11b NIC in the same manner as a laptop computer. In order for the computer to act as an access point we have developed a proprietary program that runs on open source code called Linux. This software controls all the functions of the access point, including booting, operating system distribution, adaptive firewall, and other functions as well. This software is burnt onto a flash memory card which plugs into the unit.

Software  Ownership

Oasis owns two types of software at this point. It owns the software that allows music to be played through to the Wi-Fi user. We have not utilized this capability to this point. Oasis does not have anything to do with delivery of actual music or the intellectual property rights issues that go along with delivery of that music. Oasis does not use this software at this time We also own outright the software that allows our service to authenticate credit card payments.

Wi-Fi  Server

Our central server hosts all of the access points (currently 2) in our network of hot spots through dedicated connection on the internet. It controls user authentication, new account sign up, billing options, payment processing, logout, session based access and security algorithms. The software that runs these functions is also written in Linux.

Using  outside  Sources  for  Installation  of  Requested  Services

While Mr. Lepage cannot install all of the components that may be required to provide certain services it is not expected that qualified crafts people will be frequently or even occasionally used over the next year.

GOVERNMENT  REGULATION

Our business is subject to regulation under federal, provincial and state law applicable to consumer protection. Management believes that it is in substantial compliance with all of the foregoing federal, provincial and state laws and the regulations promulgated thereunder. Any claim that we are not in compliance either now or in the future could result in judgments or consent agreements that required us to modify our marketing program. In the worst cases, enforcement of fraud laws can result in forcing a business to close and to subject the business and its management and employees to be subject to criminal prosecution and civil damage actions.

PLAN OF OPERATIONS

As previously mentioned in this text we currently have two access points for our Wi-fi service.

Since inception through June 30, 2004, we earned $565 in revenues from operations. To date, our focus has been on developing our services and engaging additional hot spots. We have very limited revenues because we have no end users. We believe we need additional hot spots before end users will view it as a viable service that they can access from various venues. Once we have additional hot spots so as to be able to offer an attractive package, we plan on marketing our service to end users and expect to generate revenues at that point.

The principle and sole source of revenue at the present time is expected to be derived by the use of our WiFi services by end users. End users must be at least 18 years of age and will open an account with us. Their credit card will be billed monthly for air time used during the prior month. We can terminate the account of any end user at any time if the end user is in violation of the Customer Service Agreement.

The  principal  terms  of  our customer Service Agreement are highlighted below:

Users of our services must be at least eighteen years old or have the consent of their parents or legal guardians.

The  agreement  is  not  assignable  by  the  customer.

Our current fee schedule for services is posted on the Oasis website. We may change or modify or add to the fees we charge at any time. Such changes, modification or additions will be effective immediately upon posting on the OASIS website.

A  customer  is  responsible  for  all  charges  to  his,  her  or  its account.

Charges  are  billed  to  a  customer's  credit  card  each  month.

We  may,  in  our  sole  discretion,  suspend  or  cancel  a delinquent account.

A customer may terminate his, her or its account at any time upon notice to our Customer Service Department.

We may terminate a customer's account at any time and for any reason including, without limitation, if the customer is in breach of the agreement.

We have no obligation to monitor the use of the services, but we may do so and it may disclose information regarding the use of the services if, for any reason it believes, in our sole discretion, that it is reasonable for us do so including, without limitation, in order for us to satisfy any legal requirements or requests, to operate the services properly or to protect ourselves and our customers.

The balance of terms relating to indemnifications and our right to exercise editorial control or review over content are set out in the customer Service Agreement set out in Exhibit 10.4.

Principle  expenses  over  the  next 12 months are expected to be the following:

- Cost  of  salaries  which  to  this  point  have  been  irregularly  paid.
- $179,000 for Mr. Machula and Mr. Lepage and three marketing people (Should financing allow)
- Cost  sharing  of  ADSL  high  speed  internet  facility.
$840  annually  --  $70  per  month
This  is the medium by which high speed internet service is delivered to a given
location  between  an  Internet Service Provider and the hot spot.   This is the
rented cable in which the WiFi service is delivered which is also called band width.
- Cost  of  purchasing  new  hot  spot  hardware.
$34,500- Based on 75 new access points. This is a purely speculative number of new hot spots for the year.
Nagasaki MS2100 Thin Client Computers at US$450 per unit and 2 more SuperMicro Servers at US$1500 per unit.
These  items  are  used  to  transmit  Wi-Fi  service
- Cost  of  web  hosting  and  gateway  fees
-  $500  annually  and  $48  for  both  monthly.  $1,076  per  year.
allows us to host our website and process credit card payments respectively.
- Cost  of  a  more  significant  office  space
$40,000  annually
- Cost  of  producing  airtime  cards.
$2,100  in  printing  costs  per  3000  cards
Used  by  customers  to  access  our  service
- Cost  of  accounting  and  legal.

$8,200  per  year.  Accounting  cost
supports  our ongoing attempt to be a reporting  company.
$12,000 per year. Legal expenses for the year will primarily support our attempt to be become a reporting company and hopefully become listed on the OTCBB. There is no assurance what so ever that this listing will ever occur.

Our cash needs have been met to this point by loans from Mr. Boris Machula and prior to that by equity financing via private placements. Mr. Boris Machula has been providing financing to us to meet our needs to make it to the next equity or debt financing, although there is no assurance that funds of this kind will appear ever. All loans from directors or employees are non-interest bearing with no specific terms of repayment. It is expected that these loans will be repaid when further debt or equity financing or revenues from operations allows the possibility of repayment.

It is our goal to raise $350,000 over the next 12 months. This money would be used primarily to purchase equipment, pay salaries, and to do marketing and get a more significant office space. The equipment we will purchase during the next 12 months depends upon the amount of access points we are able to sign up. This is hard to estimate. Likewise it is hard to estimate what type of revenue will be created through these access points should they exist.

Mr. Machula, our president, is providing debt financing for the company now and while we expect that he will continue to do this until another debt or equity financing is possible there is no guarantee of course that this will continue. Considering his personal financial position this is what we expect. As we understand the process a private equity placement is not possible until we would be completed the 15c-211 process with NASD. As of June 30, 2004 we had US$4,126 in the treasury and we believe that this will carry us for two months, although Mr. Machula is expected to add more funds to the treasury in May of 2004. There are no agreements regarding how, when or why Mr. Machula will lend this money.

Employees

Our goal for the next 12 months is to hire three marketing people. While we have some office equipment at the Suite 1219, 1450 Chestnut Street, Vancouver, BC, V6J 3K3, in the event of new hirings we would require more equipment should our 12 month plan come to fruition. With Boris Machula, Robert Lepage and three marketing people the twelve month salary outlay would be US$179,000. While Mr. Machula previously drew a salary he has not done so since April 2003. Mr.
Machula  is  a  part  time  employee  working  an average of four hours per day.

Equipment

Assuming the previous scenario, the cost of 3 desks and 3 personal computers would amount to $7,500.
Our goal is to sign up 75 access points in the next year. While this is only a goal and not necessarily a reality, should we achieve this level of success we would require 70 more Nagasaki MS2100 Thin Client Computers at US$450 per unit and 2 more SuperMicro Servers at US$1,500 per unit. The total outlay for this type of equipment would be $34,500.

Advertising  and  Marketing  costs

We have researched the cost of advertising to small business and end users alike and there is a variety of print media where we can advertise our service. This is essential to the proliferation of our service. We feel that it is important we begin doing this as soon as our financial situation allows. We would require a $50,000 advertising budget which is minimal and would be aimed at print media.

Office  Space

The office space required for a 5 staff office would be at least 1,400 square feet and would cost approximately $2,500 per month. After miscellaneous costs for office administration the 12 month cost would be an estimated $40,000.

RESEARCH  AND  DEVELOPMENT

Oasis has spent a total of $4,090 in computer consulting and development costs during the year ended June 30, 2004.

EMPLOYEES

We currently have 1 full time and 1 part time employee including the president of the company.

SUBSIDIARIES

Oasis is our only subsidiary.

DESCRIPTION OF PROPERTY

We do not lease or own any real property. We maintain our corporate office at Suite 1219, 1450 Chestnut Street, Vancouver, BC, V6J 3K3. The space is
approximately  510  square  feet.   This  property  is  rented  from  Harwood
Corporation for $710 per month and there is no lease agreement. Oasis also maintains a post office box at 101 - 1001 West Broadway Dept 129, Vancouver, BC, Canada V6H 4E4 for correspondence.

Our server, which can hold potentially valuable information, is housed at 555 West Hastings Street, Vancouver, British Columbia in a secure location. The company that houses the server is Radiant Communications. This property is a central server location that is earthquake proof and is leased by Jammicron Technologies. We in turn rent the space from Jammicron for $360 a year to keep our server there. Other than payment to Jammicron for the space rent for our server, there is no connection between Jammicron and Reese Corp. or Reese Corp.'s affiliates.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:
- Any of our directors or officers;
- Any person proposed as a nominee for election as a director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
- Any of our promoters;
- Any relative or spouse of any of the foregoing persons who has the same house as such person.

Our president, Boris Machula, has advanced to us a total of $27,610 during the period November 20, 2002 to June 30, 2004. These advances are unsecured, non-interest bearing with no specific terms of repayment. It is expected that these loans will be repaid when further debt or equity financing or revenues from operations allows the possibility of repayment. The dates and amounts loaned by Mr. Machula are as follows:

     December 31, 2003           US$2000
     January 12, 2004              $ 110
     February 4, 2004              $4000
     February 20, 2004             $4000
     February, 27, 2004            $1000
     March 3, 2004                 $3000
     March 9, 2004                 $3000
     March 30, 2004                $3000
     May 5, 2003                   $3000
     June 7, 2003                  $2500
     June 24, 2003                 $3000
                                 -------

                                 $27,610

Mr. Machula is by definition our promoter and has received consideration from us in connection with the founding of our company as described in the sections entitled "Executive Compensation" and "Recent Sales of Unregistered Securities".

Oasis was incorporated by Mr. Lepage in March, 2003, and contained certain business plans and technologies that had been developed by Mr. Lepage. The monetary investment in Oasis by Mr. Lepage included customary costs of incorporation and other small non material incidental items. Mr. Lepage was the organizer and therefore the promoter of Oasis.


MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

NO  PUBLIC  MARKET  FOR  COMMON  STOCK

There is presently no public market for our common stock. It should be noted that should our stock trade on the OTCBB, our shares would be considered a penny stock.

We anticipate making an application for trading of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, we may not be successful in obtaining status on a public exchange, or if we are successful, a public market for our stock may not materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

If our stock becomes categorized as a penny stock, these disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. This could result in stockholders having a difficult time in selling those securities.

HOLDERS OF OUR COMMON STOCK

As of the date of this registration statement, we had 35 registered shareholders.

RULE 144 SHARES

A  total  of  13,275,000  shares of our common stock are currently available for resale to the public, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

Under Rule 144, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 132,976 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 also must comply with a manner of sale provisions and notice requirements in addition to the requirement that there be an availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, Mr. Boris Machula, our president, holds all 7,200,000 of the total shares that may be sold under Rule 144.

STOCK  OPTION  GRANTS

To date, we have not granted any stock options.

REGISTRATION  RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the OTCBB. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the OTCBB. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTCBB.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, it may be necessary for us to raise additional capital in order for us to continue with our business plan. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

The following table sets forth certain information as to our officer and director.

                            ANNUAL COMPENSATION TABLE

                        Annual  Compensation                  Long  Term  Compensation
                        --------------------                  ------------------------
                                                  Other
                                                  Annual Restricted                      All  Other


                        Fiscal                    Compen-  Stock     Options/   LTIP        Compen-
Name          Title      Year     Salary   Bonus  sation   Awarded   SARs (#)  payouts ($)  sation
----------  ---------  ---------  -------  -----  ------  ---------  --------  -----------  ------

                       2002       $     0      0       0  7,200,000         0            0       0
Boris       Pres.      2003       $20,200      0       0          0         0            0       0
Machula     Sec.       2004       $     0      0       0          0         0            0       0
            Treas.
            and
            Dir.

                       2002       $     0      0       0          0         0            0       0
Mr. Bob     Pres.      2003       $     0      0       0          0         0            0       0
Lepage      of         2004       $ 2,650      0       0          0         0            0       0
            Subsid-
            iary
            Oasis
            Wireless

It should also be noted that Mr. Machula on November 23, 2002 was paid 7,200,000 shares of restricted stock as founders stock for the work he had done. This is also reflected in the 2002 column above where the restricted stock awarded category shows 7,200,000 shares.

We have agreed to pay our president, Mr. Machula an annual salary of US$40,000. While Mr. Machula has drawn a total salary of US$20,200 to date, for the time being he has stopped drawing a salary until such time as we have the financial resources to do so again. The salary is not being accrued. Accordingly, no back salary will ever be owed or paid to Mr. Machula. We have recorded the value of the services contributed by Mr. Machula for the year ending June 30, 2004 as an expense and contributed surplus totaling $40,000. Mr. Lepage was paid a small amount of salary in 2004 totaling $5,754.

STOCK  OPTION  GRANTS

We did not grant any stock options to the executive officers during our most recent financial reporting period ending December 31, 2003. We have also not granted any stock options to the executive officers since our inception date of November 20, 2002 to date. We currently have no plans to do so.


                              FINANCIAL STATEMENTS

Index to Financial Statements:
                                                                  Page

1.  Financial Statements for the three month period
       ending September 30,  2004                                  F-1

     a. Interim Consolidated Balance Sheets;                       F-2

     b. Interim Consolidated Statements of Operations;             F-3

     c. Interim Consolidated Statements of Cash Flows;             F-4

     d. Interim Consolidated Statements of Stockholders'
        Deficiency;                                                F-5

     e. Notes to Interim Consolidated Financial Statements.        F-6

2.  Report of Independent Registered Public Accounting Firm        F-10
    Amisano Hanson

3.  Report of Independent Registered Public Accounting Firm        F-11
    Williams & Webster

4.  Financial Statements for the fiscal year ending June 30, 2004

     a. Consolidated Balance Sheets;                               F-12

     b. Consolidated Statements of Operations;                     F-13

     c. Consolidated Statements of Cash Flows;                     F-14

     d. Consolidated Statements of Stockholders' Deficiency;       F-15

     e. Notes to Consolidated Financial Statements.                F-16

                                   REESE CORP.
                          (A Development Stage Company)
                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)
                             (Stated in US Dollars)
                              --------------------
                                       F-1

                             SEE ACCOMPANYING NOTES
                                   REESE CORP.
                          (A Development Stage Company)
                       INTERIM CONSOLIDATED BALANCE SHEETS
                      September 30, 2004 and June 30, 2004
                                   (Unaudited)
                             (Stated in US Dollars)
                              --------------------




                                                         September 30,     June 30,
                                    ASSETS                   2004            2004
                                    ------              ---------------  ------------
Current
 Cash. . . . . . . . . . . . . . . . . . . . . . . . .  $        8,299   $     4,126

Capital assets . . . . . . . . . . . . . . . . . . . .               -         1,938
                                                        --------------   -----------
                                                        $        8,299   $     6,064
                                                        ==============   ===========
                                  LIABILITIES
                                  -----------
Current
 Accounts payable and accrued liabilities. . . . . . .  $        9,980   $     7,883
 Due to related parties - Note 4 . . . . . . . . . . .          74,474        50,286
                                                        --------------   -----------
                                                                84,454        58,169
                                                        --------------   -----------
                              STOCKHOLDERS' DEFICIENCY
                              ------------------------
Common stock, $0.001 par value
 300,000,000 shares authorized,
  13,297,650 shares issued (June 30, 2004: 13,297,650)          13,298        13,298
Additional paid-in capital . . . . . . . . . . . . . .          23,482        23,482
Contributed surplus - Note 4 . . . . . . . . . . . . .          50,000        40,000
Deficit accumulated during the development stage . . .        (160,816)     (128,282)
Accumulated other comprehensive loss . . . . . . . . .          (2,119)         (603)
                                                        --------------   -----------
                                                               (76,155)      (52,105)
                                                        --------------   -----------
                                                        $        8,299   $     6,064
                                                        ==============   ===========
Continuance of operations - Note 2

                               SEE ACCOMPANYING NOTES
                                        F-2

                                   REESE CORP.
                          (A Development Stage Company)
                  INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
             for the three months ended September 30, 2004 and 2003,
 and for the period November 20, 2002 (Date of Inception) to September 30, 2004
                                   (Unaudited)
                             (Stated in US Dollars)
                              --------------------

                                                                   November 20,
                                                                   2002 (Date of
                                           Three months ended      Inception) to
                                              September 30,         September 30,
                                          2004            2003          2004
                                     ---------------  ------------  ------------
Revenue . . . . . . . . . . . . . .  $          442             -         1,007

Expenses
 Accounting, audit and legal fees .           8,135   $         -   $    36,238
 Amortization . . . . . . . . . . .               -           263         1,250
 Computer consulting and
        development costs . . . . .             172         2,711         4,262
 Consulting fees - Notes 4 and 5. .          18,469        10,000       109,247
 Office and miscellaneous . . . . .           5,524           366        10,150
                                     ---------------  ------------  ------------
                                             32,300        13,340       161,147
                                     ---------------  ------------  ------------
Net loss before other items . . . .       (  31,858)    (  13,340)   (  160,140)
Other item:
 Loss on disposal of capital assets          (  676)            -        (  676)
                                     ---------------  ------------  ------------
Net loss for the period . . . . . .       (  32,534)    (  13,340)   (  160,816)
                                     ---------------  ------------  ------------
Comprehensive loss:
 Foreign currency translation
        adjustment. . . . . . . . .        (  1,516)          205      (  2,119)
                                     ---------------  ------------  ------------
Comprehensive loss for the period .  $    (  34,050)  $ (  13,135)  $(  162,935)
                                     ===============  ============  ============

Basic and diluted loss per share. .  $      (  0.00)  $   (  0.00)
                                     ===============  ============
Weighted average number of
      shares outstanding. . . . . .      13,297,650    13,275,000
                                     ===============  ============

                              SEE ACCOMPANYING NOTES

                                   REESE CORP.
                          (A Development Stage Company)
                  INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
             for the three months ended September 30, 2004 and 2003,
 and for the period November 20, 2002 (Date of Inception) to September 30, 2004
                                   (Unaudited)
                             (Stated in US Dollars)
                              --------------------

                                                                      November 20,
                                                                      2002 (Date of
                                              Three months ended      Inception) to
                                                September 30,         September 30,
                                             2004           2003          2004
                                        ---------------  -----------  ------------
Cash Flows from Operating Activities
 Net loss for the period . . . . . . .  $    (  32,534)  $(  13,340)  $(  160,816)
 Add back non-cash items:
   Amortization. . . . . . . . . . . .               -          263         1,250
   Consulting fees . . . . . . . . . .          10,000       10,000        62,000
   Loss on disposal of capital assets.             676            -           676
 Changes in non-cash working capital
        items related to operations
   Accounts payable and accrued
            liabilities. . . . . . . .           2,097       (  614)        9,980
                                        ---------------  -----------  ------------
                                             (  19,761)    (  3,691)    (  86,910)
                                        ---------------  -----------  ------------
Cash Flows from Investing Activity
 Purchase of equipment . . . . . . . .               -            -      (  3,156)
                                        ---------------  -----------  ------------
Cash Flows from Financing Activities
 Capital stock issued. . . . . . . . .               -            -        24,780
 Advances from related parties . . . .          22,635          372        72,921
                                        ---------------  -----------  ------------
                                                22,635          372        97,701
                                        ---------------  -----------  ------------
Effect of foreign currency translation
    on cash. . . . . . . . . . . . . .           1,299       (  347)          664
                                        ---------------  -----------  ------------
Increase (decrease) in cash during the
    period . . . . . . . . . . . . . .           4,173     (  3,666)        8,299

Cash, beginning of the period. . . . .           4,126        5,351             -
                                        ---------------  -----------  ------------
Cash, end of the period. . . . . . . .  $        8,299   $    1,685   $     8,299
                                        ===============  ===========  ============
Supplemental disclosure of cash
    flow information:
 Cash paid for:
   Interest. . . . . . . . . . . . . .  $            -   $        -   $         -
                                        ===============  ===========  ============
   Income taxes. . . . . . . . . . . .  $            -   $        -   $         -
                                        ===============  ===========  ============
Non-cash transaction - Note 5

                             SEE ACCOMPANYING NOTES
                                       F-4

                                   REESE CORP.
                          (A Development Stage Company)
           INTERIM CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
   for the period November 20, 2002 (Date of Inception) to September 30, 2004
                                   (Unaudited)
                              (Stated in US Dollars)
                               --------------------

                                                                                      Deficit
                                                                                    Accumulated
                                                                        Accumulated  During the
                                                 Additional   Contri-     Other       Develop-    Total
                               Common Shares       Paid-in     buted   Comprehensive   ment    Stockholders
                             Number     Amount     Capital    Surplus  Income (Loss)   Stage     Deficiency
                           ----------  ---------  ---------  ----------  ----------  ----------  ----------
Issued for services on
 November 23, 2002
 - at $0.01 per share . .   7,200,000  $   7,200  $   4,800  $        -  $        -  $        -  $   2,000 Issued for cash - at
 $0.02 per share. . . . .   6,075,000      6,075     14,175           -           -           -     20,250
Foreign currency
 translation adjustment .           -          -          -           -      (  374)          -     (  374)
Net loss for the period
 ended June 30, 2003. . .           -          -          -           -           -   (  47,677)  ( 47,677)
                           ----------  ---------  ---------  ----------  ----------  ----------  ----------
Balance, June 30, 2003. .  13,275,000     13,275     18,975           -      (  374)  (  47,677)  ( 15,801)

Issued for cash - at
 $0.02 per share. . . . .      22,650         23      4,507           -           -           -      4,530
Contributed services -
 Note 4 . . . . . . . . .           -          -          -      40,000           -           -     40,000
Foreign currency
 translation adjustment .           -          -          -           -      (  229)          -     (  229)
Net loss for the year
 ended June 30, 2004. . .           -          -          -           -           -   (  80,605)  ( 80,605)
                           ----------  ---------  ---------  ----------  ----------  ----------  ----------
Balance, June 30, 2004. .  13,297,650     13,298     23,482      40,000      (  603)  ( 128,282)  ( 52,105)

Contributed services -
 Note 4 . . . . . . . . .           -          -          -      10,000           -           -     10,000
Foreign currency
 translation adjustment .           -          -          -           -    (  1,516)          -   (  1,516)
Net loss for the period
 ended September 30, 2004           -          -          -           -           -   (  32,534)  ( 32,534)
                           ----------  ---------  ---------  ----------  ----------  ----------  ----------
Balance, September
 30, 2004                  13,297,650  $  13,298  $  23,482  $   50,000  $ (  2,119)  $(160,816)  $(76,155)
                           ==========  =========  =========  ==========  ===========  ==========  =========

The number of shares issued and outstanding has been restated to give retroactive effect for a forward stock split on a six for one basis approved by the director of the Company on April 29, 2003. The par value and additional paid-in capital were adjusted in conformity with the number of shares then issued.
                             SEE ACCOMPANYING NOTES

                                   REESE CORP.
                          (A Development Stage Company)
             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)
                             (Stated in US Dollars)
                              --------------------


Note  1     Interim  Reporting
            ------------------
While the information presented in the accompanying interim nine month consolidated financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented. All adjustments are of a normal recurring nature. It is suggested that these financial statements be read in conjunction with the Company's June 30, 2004 annual consolidated financial statements.

Note  2     Continuance  of  Operations
            ---------------------------

The financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As at September 30, 2004, the Company had a working capital deficiency of $76,155, has yet to achieve profitable operations and has accumulated losses of $162,935 since its inception. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due.

Management has established plans to seek new capital from new equity securities issuances that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan.

Note  3     Principles  of  Consolidation
            -----------------------------

The consolidated financial statements include the accounts of the company and its wholly owned subsidiary, Oasis Wireless Inc., a Canadian corporation.

Note  4     Related  Party  Transactions
            ----------------------------

The Company was charged the following expenses by the director of the Company and by a manager of the Company:

                                                November 20,
                                               2002 (Date of
                         Three months ended     Inception) to
                            September 30,       September 30,
                              2004     2003           2004
                    --------------  -------       --------
Consulting fees. .  $       18,469  $10,000       $108,423
                    ==============  =======       ========

                                 F-6

REESE  CORP.
(A  Development  Stage  Company)
NOTES  TO  THE  INTERIM  CONSOLIDATED  FINANCIAL  STATEMENTS
September  30,  2004
(Unaudited)
(Stated  in  US  Dollars)
 -----------------------


Note  4     Related  Party  Transactions  -  (cont'd)
            ----------------------------

Included in consulting fees are contributed services from the director of the Company as follows:

                                                   November 20,
                                                  2002 (Date of
                          Three months ended      Inception) to
                             September 30,        September 30,
                                2004     2003          2004
                      --------------  -------       -------
Contributed services  $       10,000  $10,000       $50,000
                      ==============  =======       =======



These  contributed  services  are  credited  to  contributed  surplus.

These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

The amounts due to related parties are advances from a director and a manager of the Company and are unsecured, non-interest bearing and have no specific terms of repayment.

Note  5     Non-cash  Transaction
            ---------------------

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statements of cash flows. In November 2002, the Company issued 1,200,000 shares to the sole director of the Company in exchange for services having a fair value of $12,000. This transaction was excluded from the statement of cash flows for the period from November 22, 2002 (Date of Inception) to September 30, 2004.

                                   REESE CORP.
                          (A Development Stage Company)
                  REPORT AND CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2004
                             (Stated in US Dollars)
                              --------------------

TERRY AMISANO LTD.                                             AMISANO HANSON

KEVIN HANSON, CA                                        CHARTERED ACCOUNTANTS


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
Reese Corp.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Reese Corp. (A Development Stage Company) and its subsidiary as of June 30, 2004 and the related consolidated statements of operations, cash flows and stockholders' deficiency for the year ended June 30, 2004 and for the period from November 20, 2002 (Date of Incorporation) to June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Reese Corp. as of June 30, 2003, and for the period from November 20, 2002 (Date of Inception) to June 30, 2003 were audited by other auditors whose report dated February 17, 2004 expressed an unqualified opinion on those financial statements. Our opinion on the statement of operations, cash flows and stockholders' equity (deficiency) for the period from November 20, 2002 (Date of Inception) to June 30, 2004, insofar as it relates to amounts for the prior periods through June 30, 2003, is based on the report of other auditors.

We conducted our audit in accordance with auditing standards of the Public Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Reese Corp. and its subsidiary as of June 30, 2004 and the results of their operations and their cash flows for the year ended June 30, 2004 and for the period from November 20, 2002 (Date of Incorporation) to June 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management's plan in this regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                               "Amisano Hanson"
August 9, 2004                                             CHARTERED ACCOUNTANTS

750  WEST  PENDER  STREET,  SUITE  604                   TELEPHONE: 604-689-0188
VANCOUVER  CANADA                                        FACSIMILE: 604-689-9773
V6C  2T7

Board  of  Directors
Reese  Corp.
Vancouver,  B.C.


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


We have audited the accompanying balance sheet of Reese Corp. (a Nevada State corporation and development stage enterprise) as of June 30, 2003, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from November 20, 2002 (inception) through June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reese Corp. as of June 30, 2003 and the results of its operations, stockholders equity (deficit) and its cash flows for the period from November 20, 2002 (inception) through June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has generated no revenue, and has suffered losses from operations resulting in an accumulated deficit of $15,801 at June 30, 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this issue are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Williams  &  Webster,  P.S.
CERTIFIED  PUBLIC  ACCOUNTANTS
------------------------------
Spokane,  Washington

February  17,  2004
                            SEE ACCOMPANYING NOTES

                                   REESE CORP.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEETS
                             June 30, 2004 and 2003
                             (Stated in US Dollars)
                              --------------------




                          ASSETS                         2004         2003
                          ------                     -----------  ----------
Current
  Cash . . . . . . . . . . . . . . . . . . . . . . . $     4,126  $    5,351

Capital assets - Note 3 . . . . . . . . . . . . . .        1,938       2,965

                                                     $     6,064       8,316

                        LIABILITIES
                        -----------
Current
  Accounts payable and accrued liabilities. . . . .  $     7,883       2,614
  Due to related parties - Notes 4 and 6. . . . . .       50,286      21,503

                                                          58,169      24,117

                  STOCKHOLDERS' DEFICIENCY
                  ------------------------
Common stock, $0.001 par value
300,000,000 shares authorized,
13,297,650 shares issued (2003: 13,275,000) . . . .       13,298      13,275
Additional paid-in capital - Note 6 . . . . . . . .       23,482      18,975
Contributed surplus - Note 4. . . . . . . . . . . .       40,000           -
Deficit accumulated during the
 development stage. . . . . . . . . . . . . . . . .     (128,282)    (47,677)
Accumulated other comprehensive loss. . . . . . . .     (    603)    (   374)

                                                        ( 52,105)    (15,801)

                                                     $     6,064  $    8,316

Nature and Continuance of Operation - Note 1
Subsequent Event - Note 7

                                   REESE CORP.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         for the year ended June 30, 2004
and for the periods from November 20, 2002 (Date of Inception) to June 30, 2003 and 2004
                             (Stated in US Dollars)
------------------------------------------------------------------------------

                                                    November 20,    November 20,
                                                    2002 (Date of   2002 (Date of
                                    Year ended      Inception) to   Inception) to
                                      June 30,         June 30,        June 30,
                                        2004             2003            2004
                                   ---------------  ---------------  ----------
Revenue . . . . . . . . . . . . .  $          565   $            -   $     565

Expenses
Accounting and legal fees . . . .          26,103            2,000      28,103
Amortization. . . . . . . . . . .           1,059              191       1,250
Computer consulting and
 development costs. . . . . . . .           4,090                -       4,090
Consulting fees - Notes 4 and 6 .          45,754           45,024      90,778
Office and miscellaneous. . . . .           4,164              462       4,626

                                           81,170           47,677     128,847

Net loss for the period . . . . .         (80,605)         (47,677)   (128,282)

Foreign currency translation
 adjustment . . . . . . . . . . .         (   229)         (   374)    (   603)

Comprehensive loss for the period  $      (80,834)  $      (48,051)  $(128,885)

Basic and diluted loss per share.  $      (  0.01)  $      (  0.00)

Weighted average number of
 shares outstanding . . . . . . .      13,290,948       10,632,055

                                       F-13

                                   REESE CORP.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        for the year ended June 30, 2004,
  and for the periods from November 20, 2002 (Date of Inception) to June 30,
                               2003 and 2004
                             (Stated in US Dollars)
                              --------------------

                                                  November 20,     November 20,
                                                 2002 (Date of    2002 (Date of
                                 Year ended      Inception) to    Inception) to
                                  June 30,         June 30,          June 30,
                                    2004             2003              2004
                               ---------------  ---------------  --------------
Cash Flows from Operating
 Activities
Net loss for the period . . .  $   (   80,605)  $    (  47,677)  $   (  128,282)
Add back non-cash items:
Amortization. . . . . . . . .           1,059              191            1,250
Consulting fees . . . . . . .          40,000           12,000           52,000
Changes in non-cash working
 capital item related to
 operations
Accounts payable and
   accrued liabilities. . . .           5,269            2,614            7,883

                                   (   34,277)       (  32,872)      (   67,149)

Cash Flows from Investing
 Activity
Purchase of equipment . . . .      (        -        (   3,156)      (    3,156)

Cash Flows from Financing
 Activities
Capital stock issued. . . . .           4,530           20,250           24,780
Advances from related parties          28,783           21,503           50,286

                                       33,313           41,753           75,066

Effect of foreign currency
 translation on cash. . . . .      (      261)       (     374)      (      635)

Increase (decrease) in cash
 during the period. . . . . .      (    1,225)           5,351            4,126

Cash, beginning of the period           5,351                -                -

Cash, end of the period . . .  $        4,126   $        5,351   $        4,126

Supplemental disclosure of
 cash flow information:
Cash paid for:
Interest. . . . . . . . . . .  $            -   $            -   $            -

Income taxes. . . . . . . . .  $            -   $            -   $            -

Non-cash transaction - Note 6

                                      F-14



                                   REESE CORP.
                          (A Development Stage Company)
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
      for the period November 20, 2002 (Date of Inception) to June 30, 2004
                             (Stated in US Dollars)
                              --------------------


                                                                                    Accumu-
                                                                                     lated
                                                                           Deficit   Other
                                                     Addi-              Accumulated Compre-  Total
                                                    tional                 During   hensive  Stock-
                                 Common Shares      Paid-in Contributed Development Income   holders
                                 Number     Amount  Capital   Surplus      Stage    (Loss)  Deficiency
                               ----------  -------  -------  ---------   ---------   ------   --------
Issued for services on
  November 23, 2002 at-$0.01
  per share- Note 6 . . . . .    7,200,000  $ 7,200  $ 4,800          -   $      -    $    -   $ 12,000

Issued for cash-at $0.02 per
  share . . . . . . . . . . .    6,075,000    6,075   14,175          -          -         -     20,250

Foreign currency translation
  Adjustment  . . . . . . . .            -        -        -          -          -      (374)      (374)

Net loss for the period ended
  June 30, 2003 . . . . . . .           -        -        -          -    (47,677)        -     (47,677)


Balance, June 30, 2003. . . .  13,275,000  $13,275  $18,975          -   $(47,677)   $ (374)   $(15,801)

Issued for cash-at $0.02
  per share . . . . . . . . .      22,650       23    4,507          -          -         -       4,530

Contributed services-Note 4 .           -        -        -     40,000          -         -      40,000

Foreign currency translation
  Adjustment. . . . . . . . .           -        -        -          -          -      (229)       (229)

Net loss for the year ended
  June 30, 2004 . . . . . . .           -        -        -          -    (80,605)        -     (80,605)

Balance, June 30, 2004. . . .  13,297,650  $13,298  $23,482  $  40,000  $(128,282)   $ (603)  $ (52,105)

The number of shares issued and outstanding has been restated to give retroactive effect for a forward stock split on a six for one basis approved by the director of the Company on April 29, 2003. The par value and additional paid-in capital were adjusted in conformity with the number of shares then issued.

Reese  Corp.
(A  Development  Stage  Company)
Notes  to  the  Consolidated  Financial  Statements
June  30,  2004  and  2003
(Stated  in  US  Dollars)
 -----------------------



                                   REESE CORP.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2004 and 2003
                             (Stated in US Dollars)
                              --------------------


Note  1  Nature  and  Continuance  of  Operations
         ----------------------------------------

Reese Corp. (the "Company"), was incorporated in the State of Nevada, United States of America, on November 20, 2002. The Company is currently in the development stage and is in the process of investigating and evaluation business opportunities. The Company's year end is June 30.

On April 5, 2003, the Company acquired all of the outstanding common stock of Oasis Wireless ("Oasis") for $1. At the time of the acquisition, Oasis was a privately held Canadian entity with no recorded assets or liabilities. This acquisition is being accounted for using the purchase method of accounting. The purchase price of $1 was written off to operating expenses during the period ended June 30, 2003.

Oasis plans to provide high speed wireless internet access to the public in designated "hot spots", which is a retail location in which Oasis has placed its hardware that allows wireless devices to access the internet. Users access the internet through the Oasis network by purchasing prepaid minutes from Oasis on a monthly plan or using pre-paid cards.

The financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As at June 30, 2004, the Company had a working capital deficiency of $54,043 and has accumulated losses of $128,885 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due.

Management has established plans to seek new capital from new equity securities issuances that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan.

Note  2  Summary  of  Significant  Accounting  Policies
         ----------------------------------------------

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in U.S. dollars. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which may have been made using careful judgment. Actual results may vary from these estimates.

Reese  Corp.
(A  Development  Stage  Company)
Notes  to  the  Consolidated  Financial  Statements
June  30,  2004  and  2003
(Stated  in  US  Dollars)
 -----------------------

Note  2  Summary  of  Significant  Accounting  Policies  -  (cont'd)
         ----------------------------------------------

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Principles  of  Consolidation
-----------------------------
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Oasis Wireless Inc., a Canadian corporation. All intercompany transactions have been eliminated on consolidation.

Development  Stage  Company
---------------------------
The Company is a development stage company as defined in Statement of Financial Accounting Standards No. 7. As a result, cumulative amounts for the statements of operations and cash flows are included from the date of incorporation, November 20, 2002.

Capital  Assets  and  Amortization
----------------------------------
Capital assets consists of computer equipment and are recorded at cost. Amortization is provided using the straight-line method over three years, the estimated  useful  life  of  the  equipment.

Impairment  of  Long-lived  Assets
----------------------------------
Capital assets are reviewed for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144. "Accounting for the Impairment or Disposal of Long-lived Assets". Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of asset exceeds the fair value.

Web  Costs
----------
Web  maintenance  and  development  costs  are  expenses  as  incurred.


Revenue  Recognition
--------------------
The Company recognizes revenue when it is earned and a contract exists, services have been provided and collectively is reasonably assured. On service contracts having a term greater than one year, revenue is considered to be earned evenly over the life of the contract.

Reese  Corp.
(A  Development  Stage  Company)
Notes  to  the  Consolidated  Financial  Statements
June  30,  2004  and  2003
(Stated  in  US  Dollars)
 -----------------------

Note  2  Significant  Accounting  Policies  -  (cont'd)
         ---------------------------------

Foreign  Currency  Translation
------------------------------
The Company's operating subsidiary, Oasis, translates amounts from its functional currency, Canadian dollars, to the reporting currency, United States dollars, in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation". At each balance sheet date, recorded balances that are denominated in a currency other than US dollars are adjusted to reflect the current exchange rate which may give rise to a foreign currency translation adjustment accounted for as a separate component of stockholders' deficiency and included in comprehensive loss.

Monetary assets and liabilities are translated into the functional currency at the exchange rate in effect at the end of the year. Non-monetary assets and liabilities are translated at the exchange rate prevailing when the assets were acquired or the liabilities assumed. Revenues and expenses are translated at the rate approximating the rate of exchange on the transaction date. All exchange gains and losses are included in the determination of net income (loss) for the year.

INCOME  TAXES
-------------
The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("FAS 109"). Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic  Loss  Per  Share
-----------------------
The Company reports basic loss per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the periods.

Fair  Value  of  Financial  Instruments
---------------------------------------
The carrying values of the Company's financial instruments, consisting of cash and accounts payable and accrued liabilities, and due to related parties approximate their fair values due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Reese  Corp.
(A  Development  Stage  Company)
Notes  to  the  Consolidated  Financial  Statements
June  30,  2004  and  2003
(Stated  in  US  Dollars)
 -----------------------

Note  2  Significant  Accounting  Policies  -  (cont'd)
         ---------------------------------

Comprehensive  Loss
-------------------
The Company has adopted Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income". Comprehensive loss is comprised of net loss and foreign currency translation adjustments.

     Recent  Accounting  Pronouncements
     ----------------------------------
Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note  3  Capital  Assets
         ---------------

                                  2004                             2003


                     -----------------------------------         --------
                                 Accumulated
                        Cost     Amortization       Net             Net
                        ----     ------------       ---             ---

Computer equipment   $ 3,198       $  1,260      $ 1,938          $ 2,965

Note  4  Related  Party  Transactions  -  Note  6
         ----------------------------

The Company incurred the following expenses in respect to a director of the Company and a manager of the Company:

                                       November 20,       November 20,
                                      2002 (Date of       2002 (Date of
                       Year ended     Inception) to       Inception) to
                        June 30,         June 30,           June 30,
                          2004             2003               2004
                          ----             ----               ----

Consulting  fees        $45,754           $44,200            $89,954


During the year ended June 30, 2004, the Company's sole director contributed consulting services having a fair value of $40,000.

These charges were measured by the exchange amount which is the amount agreed upon by the transacting parties.

The amounts due to related parties are advances from a director and a manager of the Company and are unsecured, non-interest bearing and have no specific terms of repayment.

Reese  Corp.
(A  Development  Stage  Company)
Notes  to  the  Consolidated  Financial  Statements
June  30,  2004  and  2003
(Stated  in  US  Dollars)
 -----------------------

Note  5  Income  Taxes  and  Deferred  Tax  Assets
         -----------------------------------------

No provision for income taxes has been provided for in these financial statements due to the Net loss. At June 30, 2004, the Company has net operating losses to carry forward, which expire commencing in 2010 totalling approximately

$128,000. The tax benefit of these losses, if any, has not been recorded in the financial statements.

The following table summarizes the significant components of the Company's deferred tax assets:
                                                2004        2003
                                                ----        ----
Deferred  Tax  Assets
     Non-capital losses carried forward       $52,000     $19,100
     Valuation  allowance                     (52,000)    (19,100)

                                              $     -     $     -

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards, which is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note  6  Non-cash  Transaction
         ---------------------

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statements of cash flows. In November 2002, the Company issued 1,200,000 shares to the sole director of the Company in exchange for consulting services having a fair value of $12,000. This transaction was excluded from the statement of cash flows for the periods from November 22, 2002 (Date of Inception) to June 30, 2003.

Note  7  Subsequent  Event
         -----------------

The Company intends to file a prospectus with the Securities and Exchange Commission on form SB-2 for the registration of up to 6,097,650 common shares at $0.20 per share, subject to regulatory approval. These shares will be sold by existing shareholders and the Company will not receive any proceeds from this sale. The Company also intends to seek a listing on the United States Over the Counter Bulletin Board.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS


On May 1, 2004, management of Reese Corp. determined that it could not afford the services of Williams & Webster, P.S. as our auditors and engaged Amisano Hanson of Vancouver, BC to audit our financial statements for the fiscal year ending June 30, 2004. The termination was approved by our board of directors on May 1, 2004 at a Board meeting held on that day. Reese Corp. does not have an audit or similar committee. Williams & Webster, P.S. audited our financial statements as of June 30, 2003 and the related statements of operations, stockholders' equity and cash flows for the period from November 20, 2002 (inception) through June 30, 2003. Williams & Webster, P.S. report with respect the audit dated February 17, 2004, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles; however, the report for the fiscal year ended June 30, 2003 contained a modification paragraph that expressed substantial doubt about the Reese Corp.'s ability to continue as a going concern.

During the period ended June 30, 2003 and the subsequent interim period ended May 1, 2004, there were no disagreements with Williams & Webster, P.S. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which if not resolved to the satisfaction of Williams & Webster, P.S. would have caused Williams & Webster, P.S. to make reference to the matter in their report. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

As of May 15, 2004, Reese Corp. engaged Amisano Hanson of Vancouver, British Columbia, Canada, as the independent accountant for Reese Corp. to audit the Registrant's financial statements. Prior to engaging the new accountant, neither Reese Corp. nor any one on Reese Corp's behalf consulted with the new accountant regarding the application of accounting principles to any transaction, the type of audit opinion that might be rendered on the financial statements of Reese Corp. All communication was limited to ascertaining whether the accountant had the time and resources to accept Reese Corp. as a new client. There were no disagreements or reportable events between Reese Corp. and the new accountant.

AVAILABLE  INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy
                             ------------------
statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until 90 days following the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)
a  willful  failure  to  deal  fairly  with  the  company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)
a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)
     a transaction from which the director derived an improper personal profit; and
(4)
     willful  misconduct.

Our bylaws provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in our right by reason of the fact that he is or was a director, officer, employee, or agent of Reese Corp., or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Our bylaws also provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that he is or was a director, officer, employee, or agent, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests. Indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The bylaws provide that to the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue, or matter therein, he must be indemnified by us against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under the preceding two paragraphs, unless ordered by a court or advanced pursuant to the following paragraph, must be made by us only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made:

(i)
By  the  stockholders;

(ii)
By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(iii)
If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(iv)
If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our bylaws also provide that the articles of incorporation, the bylaws, or an agreement made by us may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. The provisions of this paragraph do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Our bylaws also provide that the indemnification and advancement of expenses authorized in or ordered by a court pursuant to the bylaws:

(i)
Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to the bylaws or for the advancement of expenses made pursuant to the bylaws, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

(ii)
Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee        $     155
Transfer Agent Fees                                        $       0
Accounting fees and expenses                               $  10,400
Legal fees and expenses                                    $  14,445
Printing                                                   $     330
Applicable taxes                                           $     535
                                                           ---------
Total                                                      $  25,865
                                                           =========

All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

On November 23, 2002, we issued 7,200,000 shares of our common stock to our president and sole director in exchange for services rendered valued at $12,000.00. Services rendered by Mr. Machula included formation of the corporation and the development of the business plan including preliminary investigations of the industry and the feasibility of the business plan including all arrangements with Mr. Lepage for the acquisition of Oasis. The shares issued were exempt from registration under section 4(2) of the Securities Act of 1933 due to the fact they were issued in an isolated transaction not involving any public offering.

From February 20, 2003, through March 4, 2003, we issued 6,075,000 shares of common stock to a total of 15 investors in exchange for investment proceeds of $0.02 per share for total investment proceeds of $20,250. The shares issued were exempt from registration pursuant to Rule 504 of Regulation D promulgated under the Securities Act of 1933. A Form D documenting the offering was filed with the Securities and Exchange Commission. We made no general solicitation in connection with the offering and took reasonable care to assure that the purchasers of the securities were not underwriters for purposes of Rule 504.

During October and November of 2003, we issued 22,650 shares of common stock to a total of 19 investors in exchange for total investment proceeds of $4,530. The shares issued were exempt from registration pursuant to rule 504 of Regulation D promulgated under the Securities Act of 1933. A Form D documenting the offering was filed with the Securities and Exchange Commission. We made no general solicitation in connection with the offering and took reasonable care to assure that the purchasers of the securities were not underwriters for purposes of Rule 504.

ITEM  27.  EXHIBITS

Exhibit

Number         Description
------         -----------
  2.1          Acquisition  Agreement  (2)
  3.1          Articles  of  Incorporation  (1)
  3.2          By-Laws  (1)
  5.1          Opinion  of  Gary Henrie, Attorney
                at  Law  with  consent  to  use  (2)
 10.1          Customer  Service  Agreement  (2)
 10.2          FatPort  Agreement  (2)
 16.1          Letter  on  change  in  certifying  accountant  (4)
 21.1          List  of  Subsidiaries  (2)
 23.1          Consent  of  Williams  &  Webster,
                Independent  Auditors
 23.2          Consent of Amisano Hanson, Chartered
                Accountants
 99.1          Software  rights release letter (3)

(1)  Filed as an exhibit to Reese Corp.'s Form SB-2 on March 5, 2004.
(2)  Filed as an exhibit to Reese Corp's Form SB-2/A on April 29, 2004.
(3)  Filed as an exhibit to Reese Corp.'s Form SB-2/A on June 23, 2004.
(4)  Filed as an exhibit to Reese Corp.'s Form SB-2/A on October 14, 2004.

ITEM  28.  UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)
     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on November 24, 2004.


REESE  CORP.

By:
     /s/Boris  Machula
     -----------------

BORIS  MACHULA
President  and  Sole  Director
(Principal  Executive  Officer)
(Principal  Financial  Officer)